Exhibit 99.1

VITAMIN SHOPPE, INC.	NEWS RELEASE
300 Harmon Meadow Blvd
Secaucus, NJ 07094
(201) 624-2900 www.vitaminshoppe.com

VITAMIN SHOPPE, INC. ANNOUNCES CONVERTIBLE NOTES OFFERING AND

AUTHORIZATION OF ADDITIONAL SHARE REPURCHASE PROGRAM

Secaucus, NJ (December 2, 2015) – The Vitamin Shoppe®, a multi-channel specialty retailer and manufacturer of nutritional products today announced it is offering an aggregate principal amount of $125 million of Convertible Senior Notes (the “convertible notes”). The Company intends to use the proceeds to repurchase up to $50 million worth of its common stock from purchasers of convertible notes in privately negotiated transactions, and expects to use the remaining net proceeds to repurchase additional shares through privately negotiated transactions, one or more accelerated share repurchase agreements, and/or open market repurchases, including through programs implemented pursuant to Rule 10b5-1 under the Securities Exchange Act and to fund the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds received by the Company from the sale of the warrant transactions described below) and to pay fees and expenses. In connection with this financing, the board of directors has authorized another $100 million share repurchase program in addition to the existing previously authorized $200 million share repurchase programs.

Commenting on the transactions, Colin Watts, CEO of the Vitamin Shoppe stated, “Our commitment to building value for our shareholders is underscored by the transactions we are announcing today.”

“We will continue to return value to our shareholders through our share repurchase programs. Over the past month we have repurchased $6 million of our common stock and plan to continue to purchase shares going forward. Consistent with our stated goal to finalize our long-term strategic plan and communicate it in early 2016, we will continue to review further opportunities to increase return of capital to shareholders over time,” concluded Mr. Watts.

The Vitamin Shoppe today announced the following actions:

Convertible Notes:

The Company plans to offer $125 million in aggregate principal amount of Convertible Senior Notes due 2020 (the “convertible notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The convertible notes will be convertible into cash, shares of the Vitamin Shoppe’s common stock or a combination thereof, at the Company’s election. The Company expects to grant an option to the initial purchasers for up to an additional $18.75 million aggregate principal amount of convertible notes, solely to cover over-allotments. The convertible notes will bear cash interest, payable semi-annually on June 1 and December 1, beginning on June 1, 2016. The convertible notes will not be redeemable prior to maturity.

Convertible Note Hedge and Warrant Transactions:

In connection with the pricing of the convertible notes, the Company expects to enter into convertible note hedge transactions with Bank of America, N.A. and JPMorgan Chase Bank, National Association (the “Option Counterparties”), in order to offset any amount the Company is required to pay or deliver in excess of the principal amount upon conversion of the convertible notes in the event that the market price of the Company’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions (which will initially correspond to the initial conversion price of the convertible notes and be subject to certain adjustments under the terms of the convertible note hedge transactions). The Company also expects to enter into separate warrant transactions with the Option Counterparties, which would have a dilutive effect with respect to the Company’s common stock to the extent that the market price of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants.

If the initial purchasers exercise their over-allotment option, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties on terms similar to those described above.

The Company has been advised by the Option Counterparties that, in connection with establishing their initial hedge positions with respect to the convertible note hedge transactions, and the warrant transactions, the Option Counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the convertible notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the convertible notes at that time.

In addition, the Company has been advised that the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling shares of the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the convertible notes and prior to the maturity of the convertible notes (and are likely to do so during any observation period related to a conversion of convertible notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the convertible notes, which could affect the ability of holders of the convertible notes to convert the convertible notes and, to the extent the activity occurs during any observation period related to a conversion of convertible notes, could affect the amount and value of the consideration that holders of the convertible notes will receive upon conversion of the convertible notes.

$100 Million Share Repurchase Program Authorization:

The Board of Directors approved a share repurchase program that enables the Company to purchase up to $100 million of its shares of common stock over the next three years. This authorization is in addition to the existing previously authorized $200 million share repurchase programs, of which $102.0 million has been repurchased through November 30, 2015. Shares will be repurchased from time-to-time in the open market, in privately negotiated transactions or pursuant to one or more accelerated share repurchase agreements. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The convertible notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). The convertible notes and the shares of common stock issuable upon conversion of the convertible notes, if any, will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The offering of the convertible notes and the share repurchases described herein are subject to market conditions.

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a multi-channel specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its websites, the Company carries one of the most comprehensive retail assortments in the industry, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 850 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plntTM, ProBioCareTM, Next StepTM, Betancourt Nutrition and Nutri-Force Sports® brands. The Vitamin Shoppe conducts business through more than 700 company-operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and primarily through its website.

CONTACTS:

Investors:	Media:
Kathleen Heaney	Meghan Biango
646-912-3844	Manager, Corporate Communications
ir@vitaminshoppe.com	201-552-6017
meghan.biango@vitaminshoppe.com
(NYSE: VSI)
AAB990